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                                                                      EXHIBIT 99

RAIT INVESTMENT TRUST ANNOUNCES 2002 REVENUES UP 40% OVER 2001

PHILADELPHIA, PA -- JANUARY 24, 2003 --

2002 HIGHLIGHTS

     - Revenues of $73.7 million for the year ended December 31, 2002 represents a 41% increase over the year ended December 31, 2001 revenues of $52.4 million.

     - Net income (before minority interest and extraordinary gain) of $43.5 million for the year ended December 31, 2002 represents a 96% increase over the year ended December 31, 2001 net income (before minority interest and extraordinary gain) of $22.2 million.

     - Net income per common share diluted (before extraordinary gain) for the year ended December 31, 2002 increased 13.2% to $2.48 based on
           17.5 million weighted average common shares diluted from $2.19 for the year ended December 31, 2001 based on 10.1 million weighted average common shares diluted.

RAIT Investment Trust (RAIT) (NYSE: RAS), a company that provides specialized financing to the mid-sized real estate market, reported revenues of $20.2 million and $15.2 million for the three months ended December 31, 2002 and 2001, respectively, and revenues of $73.7 million and $52.4 million for the year ended December 31, 2002 and 2001, respectively.

Net income for the three months ended December 31, 2002 was $11.7 million, or $0.63 per common share diluted based on 18.6 million weighted average common shares diluted, as compared to $7.6 million, or $0.60 per common share diluted based on 12.8 million weighted average common shares diluted for the three months ended December 31, 2001.

Net income (before minority interest and extraordinary gain) for the year ended December 31, 2002 was $43.5 million, or $2.48 per common share diluted (before extraordinary gain) based on 17.5 million weighted average common shares diluted, as compared to $22.2 million, or $2.19 per common share diluted (before extraordinary gain) based on 10.1 million weighted average common shares diluted, for the year ended December 31, 2001. During the year ended December 31, 2001, RAIT completed the purchase of two loans underlying one of its property interests for $20.3 million. The difference between the purchase price and the underlying face value of the loans resulted in the consolidated extinguishment of debt, which was recorded as an extraordinary gain of $4.6 million ($0.46 per common share diluted).

BALANCE SHEET SUMMARY

As of December 31, 2002, RAIT's total assets were $438.7 million (including $259.0 million of investments in real estate loans and $139.5 million of investments in real estate). As of December 31, 2001, RAIT's total assets were $334.6 million (including $197.3 million of investments in real estate loans and $104.9 million of investments in real estate). RAIT's total shareholders' equity was $277.5 million at December 31, 2002 and $211.0 million at December 31, 2001. Total common shares outstanding were 18,803,471 at December 31, 2002 and 14,947,197 at December 31, 2001.

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DIVIDEND SUMMARY

On December 11, 2002, RAIT announced a fourth quarter dividend of $0.62 per share (payable on December 31, 2002 to shareholders of record on December 24, 2002). This dividend represents an annualized yield of 11.4% based on the January 22, 2003 closing stock price of $21.81. Including this fourth quarter dividend, RAIT has declared a regular quarterly cash dividend of at least $0.51 per share during each of the past eighteen quarters.

CONFERENCE CALL WEBCAST

Interested parties can access the LIVE webcast of RAIT's Quarterly Earnings Conference Call at 12:00 PM EST on Friday, January 24, 2003 by clicking on the Webcast link on RAIT's homepage at www.raitinvestmenttrust.com. The webcast will be archived on the RAIT website for four weeks and can be accessed telephonically until midnight on Friday, January 31, 2003 by dialing 1-800-428-6051, access code 282530.

ABOUT RAIT INVESTMENT TRUST

RAIT Investment Trust (NYSE:RAS) is a specialty finance company focused on the commercial real estate industry. RAIT provides structured financing to private and corporate owners of real estate, including senior and mezzanine lending and preferred equity investments. RAIT also acquires real estate for its own account. RAIT, which is taxed as a real estate investment trust, seeks to deliver risk-adjusted returns on equity to shareholders by providing tailored and flexible financing products to its customers. For more information please visit www.raitinvestmenttrust.com or call Investor Relations at 215-861-7900. If you would like to be added to RAIT's distribution list to receive news, updates and announcements, please visit www.raitinvestmenttrust.com.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of RAIT's securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding RAIT Investment Trust's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward looking statement, see RAIT's filings with the Securities and Exchange Commission, including Registration Statement No. 333-69422 under the section entitled "Risk Factors", the Form 10-K, as amended, for the year ended December 31, 2001 and the most recent filed Quarterly Report on Form 10-Q. RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein

RAIT INVESTMENT TRUST CONTACT
Andres Viroslav
215-861-7923
aviroslav@raitinvestmenttrust.com

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                              RAIT INVESTMENT TRUST
                                and Subsidiaries
                        Consolidated Statements of Income
                                   (unaudited)

                                                           For the three months                      For the year
                                                            ended December 31,                    ended December 31,
                                                            ------------------                    ------------------
                                                           2002              2001              2002             2001
                                                      ------------      ------------      ------------      -----------
REVENUES
Interest income                                       $  9,600,254      $  7,483,110      $ 33,857,999      $23,663,358
Rental income                                            6,625,601         6,101,694        25,930,658       21,151,409
Fee income and other                                       470,767           983,400         5,037,875        5,729,042
Investment income                                          622,877            75,319         1,874,130          351,729
Gain on sale of loan                                            --           534,958           947,974          534,958
Gain on sale of property interest                        2,850,645                --         2,850,645               --
Income from loan satisfaction                                   --                --         3,181,670               --
                                                      ------------      ------------      ------------      -----------
         Total revenues                                 20,170,144        15,178,481        73,680,951       52,430,496

COSTS AND EXPENSES
Interest                                                 2,510,492         2,141,820         9,298,216       10,627,540
Property operating expenses                              3,592,573         3,290,596        13,018,607       12,179,242
Salaries and related benefits                              762,245           958,188         2,417,995        2,711,606
General and administrative                                 528,970           261,145         1,695,667        1,324,003
Depreciation and amortization                            1,036,982           897,707         3,710,246        3,348,347
                                                      ------------      ------------      ------------      -----------
Total costs and expenses                                 8,431,262         7,549,456        30,140,731       30,190,738
                                                      ------------      ------------      ------------      -----------
Net income before minority interest
     and extraordinary gain                             11,738,882         7,629,025        43,540,220       22,239,758
Minority interest                                          (78,838)           (9,294)          (60,239)          40,968
Extraordinary gain -- consolidated
     extinguishment of indebtedness
     underlying investment in real estate                       --                --                --        4,633,454
                                                      ------------      ------------      ------------      -----------
Net income                                            $ 11,660,044      $  7,619,731      $ 43,479,981      $26,914,180
                                                      ============      ============      ============      ===========
Earnings per share basic:

Net income per common share basic before minority
interest and extraordinary gain                       $        .63      $        .60      $       2.50      $      2.21
Minority interest                                               --                --              (.01)             .01
Extraordinary gain                                              --                --                --              .46
                                                      ------------      ------------      ------------      -----------
Net income per common share basic                     $        .63      $        .60      $       2.49      $      2.68
                                                      ============      ============      ============      ===========
Weighted average common shares basic                    18,516,998        12,663,434        17,433,260       10,039,788
                                                      ============      ============      ============      ===========
Earnings per share diluted:

Net income per common share diluted before
extraordinary gain                                    $        .63      $        .60      $       2.48      $      2.19
Extraordinary gain                                              --                --                --              .46
                                                      ------------      ------------      ------------      -----------
Net income per common share diluted                   $        .63      $        .60      $       2.48      $      2.65
                                                      ============      ============      ============      ===========
Weighted average common shares diluted                  18,629,317        12,782,039        17,538,959       10,142,931
                                                      ============      ============      ============      ===========